UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 23, 2010

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-28820	52-2336602
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue N., Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Jones Soda Co. (the “Company”) currently plans to hold its 2010 Annual Meeting of Shareholders (the “2010 Annual Meeting”) on September 23, 2010. Because the date of the 2010 Annual Meeting will be more than 30 days after the anniversary of the 2009 Annual Meeting of Shareholders, the Company is informing its shareholders, pursuant to Rule 14a-5(f) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the following deadlines for shareholder proposals.

Rule 14a-8 Shareholder Proposal Deadline

In order for a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2010 Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received, in writing, by the Corporate Secretary, at 234 Ninth Avenue North, Seattle, Washington 98109, no later than August 6, 2010, which the Company believes is a reasonable time before it will begin to print and send its proxy materials. Such proposal must comply with the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in the Company’s proxy statement.

Timely Notice under Rule 14a-4(c)

If a shareholder wishes to submit a proposal outside of Rule 14a-8, which is not intended to be included in the Company’s proxy statement, in order for such proposal to be considered “timely” for the purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received at the above address no later than August 6, 2010, which the Company believes is a reasonable time before it sends its proxy materials for the 2010 Annual Meeting.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

July 23, 2010	By:	/s/ Michael R. O'Brien

Name: Michael R. O'Brien
Title: Chief Financial Officer